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                                                                Exhibit 99.11

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Statement of Additional Information constituting part of this Pre-Effective Amendment No. 1 to the registration statement on Form N-1A (the "Registration Statement") of our report dated June 16, 1998, relating to the statements of assets and liabilities of Prudential Developing Markets Equity Fund and Prudential Latin America Equity Fund (the two series constituting Prudential Developing Marketing Fund, collectively referred to hereafter as the "Fund"), which appear in such Statement of Additional Information, and to the incorporation by reference of our report into the Prospectuses which constitute part of this Registration Statement. We also consent to the reference to us under the heading "Custodian, Transfer and Dividend Disbursing Agent and Independent Accountants" in such Statement of Additional Information.



PRICE WATERHOUSE LLP
1177 Avenue of the Americas
New York, New York 10036
June 16, 1998